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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                   FORM 8-A/A
                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        SkillSoft Public Limited Company
             (Exact Name of Registrant as Specified in its Charter)


        Republic of Ireland                              N/A
    (State or Other Jurisdiction                    (IRS Employer
         of Incorporation)                        Identification No.)

    107 Northeastern Boulevard, Nashua, NH              03062
   (Address of Principal Executive Offices)           (Zip Code)

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
 If this form relates to the registration       If this form relates to the registration of a
of a class of securities pursuant to Section    class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective      of the Exchange Act and is effective pursuant
pursuant to General Instruction A.(c), please   to General Instruction A.(d), please check
check the following box. [ ]                     the following box. [X]
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Securities Act registration statement file number to which this form relates: Not Applicable
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
               None                                       None

Securities to be registered pursuant to Section 12(g) of the Act:

                               Subscription Rights
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


      On November 29, 2005, the Board of Directors of SkillSoft Public Limited Company (the "Company") amended the Declaration of Subscription Rights dated as of October 4, 1998, as amended, of the Company (the "Rights Plan") to change the Final Expiration Date of the Rights Plan from October 4, 2008 to November 30, 2005. As a result of such amendment, the Rights Plan terminated as of November 30, 2005.

      The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.

ITEM 2. EXHIBITS.

      Item 2 of the Registration Statement is amended to add the following exhibit thereto:

Exhibit No.  Description

4.4 Third Amendment dated November 29, 2005 to Declaration of Subscription Rights dated October 4, 1998 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2005)

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SkillSoft Public Limited Company

Date:  December 1, 2005                 By: /s/ Thomas J. McDonald
                                           ------------------------------------
                                           Thomas J. McDonald
                                           Executive Vice President and Chief
                                           Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description

4.1 Rights Declaration, which includes as Exhibit A the Form of Subscription Rights Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 5, 1998).

4.2 Amendment to Declaration of Subscription Rights, dated as of June 10, 2002 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2002).

4.3 Second Amendment to Declaration of Subscription Rights, dated as of October 9, 2002 (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18,
                  2002).

4.4 Third Amendment dated November 29, 2005 to Declaration of Subscription Rights dated October 4, 1998 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2005).



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